EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE                               Contact:  Brad Holmes, Investor Relations
    (713) 654-4009 or
    Chris Rasmussen, CFO
    (713) 336-0844

Gateway Energy Corporation's Special Committee Engages Growth Capital
Partners, L.P. as Independent Financial Advisor to Explore Strategic Alternatives

Houston – (PR Newswire) – March 31, 2010 – Gateway Energy Corporation (OTCBB: GNRG) ("Gateway") today announced that its Special Committee, established to consider strategic alternatives to enhance shareholder value, has engaged as its independent financial advisor Growth Capital Partners, L.P.  Strategic alternatives may include, but are not limited to, a sale of the corporation, merger or other business combination, a sale of a material portion of Gateway's assets, or an acquisition, among other alternatives.

Gateway does not intend to disclose developments with respect to the strategic review process until its Board of Directors has approved a definitive transaction or strategic option, unless otherwise determined by law.

About Gateway Energy

Gateway Energy Corporation owns and operates natural gas gathering, transportation and distribution systems in Texas, Texas state waters and in federal waters of the Gulf of Mexico off the Texas and Louisiana coasts. Gateway gathers offshore wellhead natural gas production and liquid hydrocarbons from producers, and then aggregates this production for processing and transportation to other pipelines. Gateway also transports gas through its onshore systems for non-affiliated shippers and through its affiliated distribution system and makes sales of natural gas to end users.

Safe Harbor Statement

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words “expect”, “plan”, “believe”, “anticipate”, “project”, “estimate”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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